Sub-Item 77 E

LEGAL PROCEEDINGS

Since February 2004,
Federated and related
entities (collectively,
?Federated?) have been
named as defendants in
several lawsuits, that
were consolidated into a
single action in the
United States District
Court for the Western
District of Pennsylvania,
alleging excessive
advisory fees involving
one of the Federated-
sponsored mutual funds.
Without admitting the
validity of any claim,
Federated reached a
final settlement with the
Plaintiffs in these cases
in April 2011.






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